UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2010

Equinix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2010, Equinix, Inc. (“Equinix”), Switch & Data Facilities Company, Inc. (“Switch and Data”) and Sundance Acquisition Corporation, a wholly-owned subsidiary of Equinix (“Merger Sub”), entered into a First Amendment to the Agreement and Plan of Merger (the “Amendment”), which amends that certain Agreement and Plan of Merger dated October 21, 2009 by and among Equinix, Switch and Data and Merger Sub (the “Merger Agreement”).

The Amendment extends the date on which either Equinix or Switch and Data may terminate the Merger Agreement (the “End Date”) if the merger has not become effective from March 21, 2010 to April 21, 2010.

Under the terms of the Amendment and the Merger Agreement, either Equinix or Switch and Data may terminate the Merger Agreement if the merger has not become effective on or before April 21, 2010; except that the Merger Agreement may not be terminated by a party whose breach of the Merger Agreement has resulted in such failure; and provided that the End Date will be automatically extended to June 21, 2010 if any applicable antitrust or competition law approvals have not been received but all other conditions to the closing of the merger have been satisfied.

Completion of the merger remains subject to the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the satisfaction or waiver of the other closing conditions specified in the Merger Agreement. Switch and Data will announce the expected closing date of the merger by issuing a press release and filing that press release on Form 8-K with the Securities and Exchange Commission no later than five business days before the expected closing date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

2.1	First Amendment to the Agreement and Plan of Merger dated March 20, 2010, by and among Equinix, Inc., Switch & Data Facilities Company, Inc. and Sundance Acquisition Corporation.

Important Information for Investors and Stockholders

In connection with the proposed transaction involving Equinix and Switch and Data, Equinix has filed with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus. The proxy statement/prospectus was first mailed to stockholders of Switch and Data on or about December 23, 2009. SWITCH AND DATA STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Switch and Data stockholders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Equinix and Switch and Data through the website maintained by the SEC at www.sec.gov. In addition, Switch and Data stockholders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC from Equinix by directing a request to Equinix, Inc., 301 Velocity Way, Fifth Floor, Foster City, CA 94404, Attention: Investor Relations (telephone: 888-222-1162) or going to Equinix’s corporate website at www.equinix.com, or from Switch and Data by directing a request to Switch & Data Facilities Company, Inc., 1715 Westshore Boulevard, Suite 650, Tampa, FL 33607, Attention: Investor Relations (telephone: 866-797-2633) or going to Switch and Data’s corporate website at www.switchanddata.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equinix, Inc.

March 22, 2010	By:	/s/ KEITH D. TAYLOR
	Name:	Keith D. Taylor
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to the Agreement and Plan of Merger dated March 20, 2010, by and among Equinix, Inc., Switch & Data Facilities Company, Inc. and Sundance Acquisition Corporation.